Exhibit 99.1

Enhanced Ltd
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$12,759,270	$25,253,578
Deposit assets	6,837,843	597,011
Deferred offering costs	7,277,901	3,987,901
Prepaid expenses and other assets	1,544,538	436,750
Total current assets	28,419,552	30,275,240
OTHER ASSETS:
Deposit assets, long-term	3,979,386	1,360,004
Equipment, net	546,370	433,804
Intangible assets, net	30,000	30,000
TOTAL ASSETS	$32,975,308	$32,099,048
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Simple Agreements for Future Equity	39,987,009	$29,660,667
Accounts payable and accrued expenses	8,329,219	2,991,524
Deposit liabilities	1,356,090	476,253
Other current liabilities	53,240	18,896
Total liabilities	49,725,558	33,147,340
Convertible Preferred Stock, $0.00001 par value, 3,973,381 shares authorized at March 31, 2026 and December 31, 2025; 3,973,369 shares issued and outstanding at March 31, 2026 and December 31, 2025; liquidation preference of $27,271,959 at March 31, 2026 and December 31, 2025	26,854,552	26,854,552
Commitments and contingencies (Note 9)
STOCKHOLDERS' DEFICIT:
Common Stock, $0.00001 par value, 16,615,864 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 10,233,183 shares issued and outstanding as of March 31, 2026 and December 31, 2025.	102	102
Additional paid-in capital	4,865,302	4,137,830
Accumulated deficit	(48,470,206)	(32,040,776)
Total stockholders' deficit	(43,604,802)	(27,902,844)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' DEFICIT	$32,975,308	$32,099,048
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Revenue	$2,755	$—
Operating expenses:
General and administrative	12,525,661	$1,982,108
Athlete	2,508,472	965,410
Marketing	1,493,269	400,541
Depreciation	16,661	198
Total operating expenses	16,544,063	3,348,257
Loss from operations	(16,541,308)	(3,348,257)
Other income (expenses):
Interest income and other expense, net	111,878	40,038
Total other income (expenses), net	111,878	40,038
Loss before income taxes	(16,429,430)	(3,308,219)
Net loss and comprehensive loss	$(16,429,430)	$(3,308,219)
Net loss per share, basic and diluted	$(1.61)	$(0.33)
Weighted-average shares of common stock, basic and diluted	10,233,183	10,000,000
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit
(Unaudited)
For the Three Months Ended March 31, 2026

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in-Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2025	3,973,369	$26,854,552	10,233,183	$102	$4,137,830	$(32,040,776)	$(27,902,844)
Stock-based compensation expense	—	—	—	—	727,472	—	727,472
Net loss	—	—	—	—	—	(16,429,430)	(16,429,430)
Balance, March 31, 2026	3,973,369	$26,854,552	10,233,183	$102	$4,865,302	$(48,470,206)	$(43,604,802)
For the Three Months Ended March 31, 2025

	Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in-Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, December 31, 2024	2,579,168	$7,504,644	10,000,000	$100	$128,188	$(5,379,099)	$(5,250,811)
Issuance of preferred stock and warrants	412,684	5,814,607	—	—	—	—	—
Net loss	—	—	—	—	—	(3,308,219)	(3,308,219)
Balance, March 31, 2025	2,991,852	$13,319,251	10,000,000	$100	$128,188	$(8,687,318)	$(8,559,030)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
Operating Activities
Net loss	$(16,429,430)	$(3,308,219)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	727,472	—
Depreciation expense	16,661	198
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	3,144,203	180,680
Deposit liabilities	879,837	—
Other current liabilities	34,344	—
Deposit assets	(6,240,832)	—
Prepaid expenses and other current assets	(1,107,788)	(20,732)
Net cash used in operating activities	(18,975,533)	(3,148,074)
Investing Activities
Deposits paid for equipment	(2,619,382)
Purchases of equipment	(129,227)	—
Net cash used in investing activities	(2,748,609)	—
Financing Activities
Proceeds from issuance of Simple Agreements for Future Equity	10,326,342	—
Proceeds from issuance of preferred stock and warrants	—	5,919,996
Payment of offering costs	(1,096,508)	(105,389)
Net cash provided by financing activities	9,229,834	5,814,607
(Decrease) Increase in cash and cash equivalents	(12,494,308)	2,666,533
Cash and cash equivalents, at beginning of period	25,253,578	4,018,226
Cash and cash equivalents, at end of period	$12,759,270	$6,684,759

Supplemental disclosures of non-cash activities:
Offering costs included in accounts payable and accrued expenses	$2,662,084	$—
Property and equipment additions included in accounts payable	$10,734	$—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements

Enhanced Ltd
Notes to Condensed Consolidated Financial Statements
1. Nature of the Business
Enhanced Ltd (the "Company" or "Enhanced") is a growth-stage company operating within the sports entertainment, performance technology, and consumer wellness markets. The Company operates under the "Enhanced" brand and is developing a portfolio of products and experiences that integrate athletic competition, scientific advancement, and consumer engagement.
The Company designs and produces the Enhanced Games, a multisport live event optimized for record-setting athletic performance, coupled with digital content distributed through various channels, social media, and streaming platforms.
The Company also operates Live Enhanced, a consumer wellness platform through which customers may access over-the-counter supplement blends and clinician-guided prescription-based hormone therapies, peptides, and longevity protocols provided through third-party telehealth service providers. Current product offerings include Stronger+, Longer+, and Aligned+.
The Company's primary activities include organizing live sporting events, producing and distributing related media content, and operating the Live Enhanced platform.The Company operates in one business segment
On January 14, 2025, Enhanced US LLC, a Delaware limited liability company, was established and is a wholly owned subsidiary of Enhanced Ltd The purpose of this new entity is to support the Company’s expansion and operations in the U.S. market.
On November 18, 2025, Enhanced Emirates Limited, a limited liability company, was established in Abu Dhabi, United Arab Emirates, and is a wholly owned subsidiary of Enhanced Ltd The purpose of this new entity is to support the Company’s expansion of scientific advancement and consumer engagement.
Business Combination
On November 26, 2025, the Company entered into a definitive business combination agreement (the "BCA") with A Paradise Acquisition Corp. ("A Paradise") (NASDAQ: APAD), a special purpose acquisition company ("SPAC"), pursuant to which the Company agreed to merge with A Paradise to become a publicly traded company.
On May 1, 2026, A Paradise convened its extraordinary general meeting of shareholders (the "Extraordinary General Meeting"). At the Extraordinary General Meeting, the shareholders approved the Business Combination Proposal.
On May 7, 2026, the Business Combination was consummated. See Note 11 — Subsequent Events for further details regarding the consummation of the Business Combination.
Liquidity and Ability to Continue as a Going Concern
The accompanying condensed consolidated financial statements have been prepared on the basis of continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the ordinary course of business.
The Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the condensed consolidated financial statements are issued.
The Company has incurred recurring losses since its inception, including net losses of $16.4 million for the three months ended March 31, 2026 and an accumulated deficit of $48.5 million through the same period. The Company expects to continue to generate operating losses for the foreseeable future. Through March 31, 2026, the Company has financed its operations primarily from the sale of equity securities. The Company may never achieve profitability, and unless and until it does, the Company will continue to need to raise additional capital to fund its operations.
Based on the Company’s recurring losses from operations incurred since inception, expectations of continuing operating losses for the foreseeable future, and need to raise additional capital to finance its future operations, as of the date these condensed consolidated financial statements are available to be issued, the Company has concluded that its current cash and cash equivalents are not sufficient to fund its operations and there is substantial doubt about the Company’s ability to continue as a going concern within one year after the date that these condensed consolidated financial statements were issued.
The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the condensed consolidated financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Risks and Uncertainties
The Company is subject to risks and uncertainties common to early-stage companies, including dependence on key personnel, compliance with applicable regulations governing telehealth, performance-enhancing substances, and direct-to-consumer health platforms, and the ability to secure additional capital to fund operations. The Company's clinical research study, conducted under IRB approval and the oversight of the Abu Dhabi Department of Health, involves substances that are already approved and prescribed by licensed clinicians, and does not constitute a drug development program requiring FDA approval.
2. Summary of Significant Accounting Policies
Basis of Presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements.
Unaudited Interim Financial Information
The accompanying condensed consolidated balance sheet as of March 31, 2026, and the condensed consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the three months ended March 31, 2026 and 2025 (collectively referred to as the “condensed consolidated financial statements”), and the financial data and other financial information disclosed in the notes to the condensed consolidated financial statements are unaudited. The unaudited condensed consolidated financial statements have been prepared on a basis consistent with the Company’s audited annual financial statements and, in the opinion of management, reflect all adjustments, consisting solely of normal recurring adjustments, necessary for the fair presentation of the Company’s financial position as of March 31, 2026 and the results of its operations for the three months ended March 31, 2026 and 2025. The results for the three months ended March 31, 2026 are not necessarily indicative of results to be expected for the full year ending December 31, 2026, any other interim periods, or any future year or period. These condensed consolidated financial statements should be read in conjunction with the Company's audited financial statements for the years ended December 31, 2025 and 2024 included in its Form S-4 filed with the SEC on April 9, 2026.
Revenue
The Company recognizes revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services.
The Company’s consolidated revenue primarily comprises online sales of health and wellness products and services through the Company’s websites, including prescription and non-prescription products. In certain contracts that contain prescription products prescribed as the result of a consultation, revenue also includes medical consultation services and post-consultation service, if applicable.
Deferred Offering Costs
The Company has incurred deferred offering costs in connection with the proposed BCA and recognized $7.3 million and $4 million in deferred offering costs as of March 31, 2026 and December 31, 2025, respectively. Deferred offering costs incurred through March 31, 2026 balance sheet date consisted of legal fees and other costs that are directly attributable and incremental to the proposed BCA.
Upon consummation of the Business Combination, deferred offering costs will be offset against the proceeds received and charged against additional paid-in capital. To the extent that net proceeds are insufficient to absorb the full amount of deferred offering costs, the excess will be recognized as an expense in the consolidated statement of operations in the period of closing.
Simple Agreements for Future Equity Liabilities
In 2025, immediately prior to the BCA, the Company entered an equity private placement, issuing Simple Agreements for Future Equity (“SAFEs”) to investors for an aggregate amount of approximately $40 million. As of December 31, 2025, the Company received approximately $29.7 million of the anticipated $40 million raise. The remaining $10.3 million have been received in March 2026. Each SAFE entitles investors, upon consummation of the BCA, to receive Enhanced common shares based on their investment amount, the Company’s post-money valuation cap of $1.2 billion, and fully diluted capitalization. These common shares will then be exchanged for Enhanced Group Class A common stock, reflecting investors’ pro rata ownership. Additionally, SAFE investors will receive one warrant for every two shares acquired, exercisable for two years if the business combination is consummated. If the business combination does not close, SAFE investors would become shareholders of Enhanced Ltd.
The Company issued Simple Agreements for Future Equity (“SAFEs”) in 2023 and 2024 as part of its early-stage equity financing. The SAFEs convert into equity upon certain events including but not limited to equity financing, liquidity event such as a change of control or IPO, or dissolution event. As of December 31, 2023, $341,999 in SAFEs were outstanding, with an additional $899,999 issued before the Series A-1 financing on April 5, 2024. All outstanding SAFEs converted into Series A-1 Preferred Shares at a conversion price of $1.65 per share upon the Equity Financing Event on April 5, 2024. Refer to Note 5, Convertible Preferred Stock and Stockholders’ Deficit, for additional information on the Company’s convertible preferred stock.
The SAFEs are recorded as a liability in the consolidated balance sheet and the Company records subsequent changes in fair value in changes in fair value of SAFEs in the statements of operations and comprehensive loss. Debt issuance costs related to the SAFEs are expensed in the period incurred.
Recently Issued Accounting Pronouncements
In July 2025, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets. ASU 2025-05 amends ASC 326, Financial Instruments-Credit Losses, and introduces a practical expedient available for all entities and an accounting policy election available for all entities, other than public business entities, that elect the practical expedient. These changes apply to the estimation of expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under ASC 606, Revenue Recognition. Under the practical expedient, entities may assume that current conditions as of the balance sheet date remain unchanged for the remaining life of the asset when developing reasonable and supportable forecasts. This simplifies the estimation process for short-term financial assets. ASU 2025-05 is effective for the Company’s annual reporting periods beginning after December 15, 2025, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-05 should be applied on a prospective basis. The Company adopted ASU 2025-05 effective January 1, 2026 on a prospective basis. The Company has evaluated the provisions of ASU 2025-05 and determined that it currently has no accounts receivable or contract assets within the scope of this standard. Accordingly, the adoption had no effect on the Company's consolidated financial statements.

In May 2025, the FASB issued ASU No. 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810)-Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity (“ASU 2025-03”), which revises current guidance for determining the accounting acquirer for a transaction effected primarily by exchanging equity interests in which the legal acquiree is a variable interest entity that meets the definition of a business. The amendments require that an entity consider the same factors that are currently required for determining which entity is the accounting acquirer in other acquisition transactions. ASU 2025-03 is effective for the Company’s annual reporting periods beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. ASU 2025-03 is required to be applied prospectively. The Company has elected to early adopt ASU 2025-03 as of September 30, 2025. The adoption of ASU 2025-03 will not have any retrospective impact to the Company’s condensed consolidated financial statements or disclosures.
In November 2024, the FASB issued ASU No. 2024-03, “Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses” which includes amendments that require disclosure in the notes to condensed consolidated financial statements of specified information about certain costs and expenses. The amendments are effective for the Company’s annual periods beginning September 1, 2027, with early adoption permitted, and should be applied either prospectively or retrospectively. The Company is in the process of evaluating this ASU to determine its impact on the Company’s disclosures.
3. Equipment, Net
Equipment consists of the following:

	March 31, 2026	December 31, 2025
Computer equipment	$48,045	$48,045
Fitness equipment	292,976	198,468
Construction in process	231,386	196,667
Total equipment	572,407	443,180
Less: Accumulated depreciation and amortization	(26,037)	(9,376)
Total equipment, net	$546,370	$433,804
Depreciation and amortization expense was $16,661 and $198 for the three months ended March 31, 2026 and 2025, respectively. Construction in process primarily consists of design services pertaining to the Company’s planned 50 meter portable pool in anticipation of the Enhanced Games.
4. Accounts Payable and Accrued Expenses
Accounts payable and accrued expenses consisted of the following:

	March 31, 2026	December 31, 2025
Legal fees	$2,663,472	$124,920
Medical and scientific fees	2,039,642	—
Games related costs	1,440,377	—
Professional fees and other than legal	1,392,473	999,599
Salaries, wages and bonuses	469,483	1,394,955
Other accrued expenses	323,772	472,050
Total accounts payable and accrued expenses	$8,329,219	$2,991,524
As of March 31, 2026 and December 31, 2025, approximately $2.7 million and $0.5 million, respectively, of unpaid professional fees and other directly attributable offering costs are included in accounts payable and accrued expenses and have been classified as deferred offering costs.

5. Convertible Preferred Stock and Stockholders’ Deficit
Common Stock
In accordance with the Company’s Memorandum and Articles of Association of Enhanced Ltd on February 17, 2023, the Company was authorized to issue 100 shares of par value $1.00 per share common stock. The voting, dividend and liquidation rights of the holders of the common stock are subject to and qualified by the rights, power, and preferences of the preferred stockholders.
In November 2023, through ordinary shareholder resolution, the Company approved the subdivision of all of the issued and outstanding ordinary shares being 100 ordinary shares of par value of $1.00 each to be subdivided into 10,000,000 shares of par value of $0.00001 per share common stock.
In November 2023, in the Amended and Restated Memorandum and Articles of Association of Enhanced Ltd the Company increased the authorized common shares by 2,702,703 shares, as approved by special resolution.
In connection with the Series A-1 and A-2 Preferred Stock Purchase Agreement the Company increased the number of common shares authorized to 13,942,168 common shares of par value of $0.00001, each, and 2,579,168 preferred shares of consistent par value under the Amended and Restated Memorandum of Association of Enhanced Ltd dated as of March 26, 2024. The number of authorized shares was subsequently increased to 16,615,864 common shares and 3,973,381 preferred shares under the Amended and Restated Memorandum and Articles of Association dated April 1, 2025.
On March 28, 2025, the Company issued 69,710 Series B preferred shares for $1 million, and a warrant to purchase 233,183 common shares at $0.01 per share, and included a side letter providing additional tax-related rights to the investor. On April 9, 2025, the investor exercised the warrant, providing $2,332 in additional cash consideration, resulting in the issuance of 233,183 common shares. During the three months ended March 31, 2025, the Company raised aggregate proceeds of $5.9 million through the issuance of 412,684 shares of Series B Preferred Stock at $14.35 per share (par value $0.00001 per share).
As of March 31, 2026 and December 31, 2025 10,233,183 shares of common stock were issued and outstanding. In addition, the Company has reserved sufficient shares of the common stock for issuance upon conversion of the Series A-1 preferred shares, Series A-2 preferred shares, and Series B preferred shares.
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders, including actions taken by written consent in lieu of a meeting. There are no cumulative voting rights for the election of directors. The number of authorized shares of common stock may be increased or decreased by an ordinary resolution of the shareholders, subject to the rights of holders of preferred shares as set forth in the Amended and Restated Memorandum and Articles of Association. The issuance of common stock may require the approval of the holders of preferred shares, as provided in the protective provisions of the Amended and Restated Memorandum and Articles of Association and the applicable investors’ rights agreements.
Preferred Stock Outstanding
Preferred stock outstanding as of March 31, 2026 consisted of the following:

			Sales
Preferred Stock Series	Shares Sold	Par Value	Price / Share	Total Proceeds
Series B (1)	412,684	$0.00001	$14.35	$ 5,920,000
Series B	219,383	$0.00001	$14.35	3,147,136
Series B	121,991	$0.00001	$14.35	1,750,000
Series B	640,143	$0.00001	$14.35	9,182,844
Total Series B	1,394,201			19,999,980

Series A-1 (2)	752,726	$0.00001	$1.65	1,242,998

Series A-2	1,826,442	$0.00001	$3.30	6,029,987
Total Series A	2,579,168			7,272,985

Total Series A and B	3,973,369			$27,272,965
_________________
(1)Total proceeds from this includes warrants
(2)Series A-1 were converted SAFEs originally issued in 2023 and 2024
Collectively, the Series A-1 preferred shares, Series A-2 preferred shares and Series B preferred shares are referred to as “Enhanced preferred shares.” The following terms are detailed below for the preferred stock shares and documented in the Amended and Restated Memorandum of Association of Enhanced Ltd and other equity related documents:
Conversion
Each share of preferred stock, at the option of the holder, is convertible at any time into common shares at a specified conversion price by multiplying the number of Series A preferred shares or Series B preferred shares being converted by the applicable conversion rate. The conversion rate in effect at any time is determined by dividing the preferred stock issue price by the conversion price in effect at that time. The conversion price applicable to the Series A-1 preferred shares is equal to $1.65 per share, the conversion price applicable to the Series A-2 preferred shares is equal to $3.30 per share, and the conversion price applicable to the Series B preferred shares is equal to $14.35 per share.
The preferred stock will automatically convert to common stock upon a qualified public offering or special purpose acquisition company transaction with minimum proceeds, or with the written consent of the requisite holders of the Company. See Note 11 — Subsequent Events for further details regarding the consummation of the Business Combination.
Dividends
The preferred stock are entitled to dividends on an “as-converted” basis, payable when, as, and if paid on the common shares. Since inception, no dividends have been declared or paid on the preferred stock. The Company does not have any cumulative undeclared dividends as of March 31, 2026.
Liquidation Preference
In the event of any liquidation, dissolution, or winding up of the Company, the holders of the preferred stock are entitled to receive prior to, and in preference to, any distribution to the preferred stock and common stockholders, an amount equal to the Original Issue Price per share plus accrued but unpaid dividends, or such amount per share as would have been payable had all shares of the preferred stock been converted to common stock immediately prior to such event of liquidation, dissolution or winding up, whichever is greater. In the event that upon liquidation or dissolution, if the assets and funds of the Company are insufficient to permit the payment to preferred stockholders of the full preferential amounts, then the entire assets and funds of the Company legally available for distribution are to be distributed ratably among the holders of the shares of preferred shareholders.
Voting Rights
Convertible preferred stockholders are entitled to the number of votes equal to the number of shares of voting common stock into which such holder's shares are convertible.
6. Net Loss Per Share
Basic and diluted net loss per common share for the three months ended March 31, 2026 and 2025 was calculated as follows:

	Three Months Ended
	March 31, 2026	March 31, 2025
Numerator:
Net loss	$(16,429,430)	$(3,308,219)
Less: Cumulative preferred dividends	—	—
Net loss attributable to common stockholders	$(16,429,430)	$(3,308,219)
Denominator:
Weighted average common shares outstanding—basic and diluted	10,233,183	10,000,000
Net loss per share attributable to common stockholders— basic and diluted	$(1.61)	$(0.33)
The Company follows the two-class method when computing earnings per share as the Company has issued shares that meet the definition of participating securities. The two-class method determines earnings per share for each class of common and participating securities according to the dividends declared or accumulated and participation rights in undistributed earnings. The two-class method required income available to common shareholders for the period to be allocated between common and participating securities based on their respective rights to receive dividends as if all income for the period had been distributed.
Basic net loss per share of common stock is calculated by dividing the net loss, adjusted for earnings allocated to participating securities, by the weighted-average number of shares of common stock outstanding during the period. Diluted loss per share is computed by dividing net loss for the period by the weighted-average number of shares of common stock and common stock equivalents outstanding (unless their effect is anti-dilutive) for the period.
The Company’s potentially dilutive securities, which include options to purchase shares of the Company’s common stock subject to future vesting and potential common shares issuable upon conversion of the Company’s SAFEs and convertible preferred stock, have been excluded from the computation of diluted as the effect is antidilutive.
The Company excluded the following potential shares of common stock, presented based on amounts outstanding at each stated period end, from the computation of dilutes net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	March 31,
	2026	2025
Stock options	1,395,686	-
SAFEs (1)	2,787,526	-
Convertible preferred stock	3,973,369	2,991,852
Total potentially dilutive shares	8,156,581	2,991,852
_______________
(1)The number of shares from SAFEs assumes a conversion on the one year anniversary. If an equity financing or business combination occurs before the one year anniversary, the number of potentially dilutive shares could vary.
7. Stock-Based Compensation
In October 2025, the Company adopted the 2025 Company Incentive Plan (the “2025 Plan”) to grant stock option awards to its officers, employees and contractors as compensation for their services to the Company. Under the 2025 Plan, up to 1,578,507 shares of common stock were made available for issuance. Stock option awards granted under the 2025 Plan generally vest over 36 or 48 months, with 33% or 25% vesting one year after the grant date and the remainder vesting in equal monthly installments over the following 24 or 36 months. All awards expire no later than ten years from the date of grant.

To estimate the fair value of the Company’s stock options, granted during the three months ended March 31, 2026, the Company used the Black-Scholes OPM. The following key assumptions were used to estimate the fair value, presented on a weighted average basis:

March 31, 2026
Expected volatility	90%
Expected term (years)	5.91
Risk free interest rate	3.77%
Expected dividend yield	$—
During the three months ended March 31, 2026, the Company recognized $0.7 million in stock-based compensation expense within general and administrative expenses.
As of March 31, 2026, there is $5.8 million of unrecognized stock-based compensation expense that is expected to be recognized over a weighted average period of approximately 3.1 years.
Total option activity for the three months ended March 31, 2026 is summarized as follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)
Outstanding as of December 31, 2025	1,461,162	$9.32	9.8
Granted	14,000	$9.32	10.0
Forfeited	(79,476)	$—	—
Outstanding as of March 31, 2026	1,395,686	$9.32	9.6
Stock options exercisable as of March 31, 2026	531,465	$9.32	9.6
Stock options vested and expected to vest at March 31, 2026	1,395,686	$9.32	9.6
Using the Black-Scholes OPM, the weighted average grant-date fair value of options granted during the three months ended March 31, 2026, was $7.04 per share. The intrinsic value of options outstanding and exercisable as of March 31, 2026 was $0, as the exercise price of all options exceeded the fair value of the Company’s common stock on that date.
8. Income Taxes
The Company did not record any income tax expense for the three months ended March 31, 2026 and 2025. The Company has incurred net operating losses for all the periods presented and has not reflected any benefit of such net operating loss carryforwards in the accompanying financial statements. The Company has recorded a full valuation allowance against all of its deferred tax assets as it is not more likely than not that such assets will be realized in the near future.
It is the Company's policy to record penalties and interest related to income taxes as a component of income tax expense. The Company has not recorded any interest or penalties related to income taxes during the three months ended March 31, 2026 and 2025. The Company has not identified any uncertain tax positions in the periods since inception.
9. Commitments and Contingencies
From time to time, in the ordinary course of business, the Company is subject to litigation and regulatory examinations as well as information gathering requests, inquiries and investigations.
As of March 31, 2026, the Company has engaged vendors, paid deposits, and incurred commitments for the inaugural Enhanced Games expected to be held in May 2026. The following is a summary for the components of deposit assets current and long-term, deposit liabilities and the Company’s remaining commitments as of March 31, 2026:

		Deposit Assets
Description	Total Commitment	Current	Long-Term	Deposit Liability	Remaining Commitments
Pool Construction	$6,576,000	$3,262,780	$3,008,000	$845,162	$305,220
Entertainment services	1,100,000	550,000	—	—	550,000
Event space and accommodations	1,274,000	1,174,000	—	—	100,000
Portable Track	1,942,000	—	971,000	—	971,000
Staging and lighting	2,286,252	1,236,378	—	449,946	1,049,874
Other	615,456	614,685	386	60,982	385
Total commitments	$13,793,708	$6,837,843	$3,979,386	$1,356,090	$2,976,479
Pool construction and planning
In January 2026, the Company engaged a vendor to construct a 50-meter portable pool under a contract with a total commitment of approximately $6.2 million. As of March 31, 2026, the Company has paid approximately $5,882,000 in construction deposits under this contract. Deposits related to pool components expected to be capitalized upon delivery are classified within deposit assets, long-term ($3,008,000).
The Company has identified approximately $3,008,000 of pool construction costs expected to be capitalized upon delivery, consisting of the pool structure ($1,908,000), mechanical equipment ($1,074,000), and pool equipment ($26,000). The determination of the final capitalizable portion of the total construction commitment remains in process as of March 31, 2026.
Deposits related to components that will be expensed as incurred during the event period are classified within deposit assets, current ($3,263,000), within the condensed consolidated balance sheets. As of March 31, 2026, approximately $845,000 of construction deposits remain outstanding and are included within deposit liabilities on the condensed consolidated balance sheets.
In August 2025, the Company engaged a separate vendor for design services related to the pool with a total commitment of approximately $250,000. As of March 31, 2026, approximately $231,000 has been incurred and paid under this contract. As the related deliverables have been received, these amounts have been included within construction in progress within the condensed consolidated balance sheets. As of March 31, 2026, the Company has advanced its planning and design of its 50 meter portable pool and paid $389,000 of construction deposits. The Company has accounted for the construction deposits paid of $389,000 within deposit assets, long-term, within the Company’s condensed consolidated balance sheets. In addition, on January 9, 2026, the Company engaged a vendor to construct the Company’s planned 50 meter portable pool with a total commitment of approximately $6.2 million. The Company has incurred approximately $5,882,000 of construction deposits through March 31, 2026, of which, $2,620,000 is included within deposit assets, long-term, and $3,263,000 within deposit assets, current, within the Company’s condensed consolidated balance sheets. As of March 31, 2026, approximately $845,000 of the Company’s pool construction deposits remain outstanding and are included within deposit liabilities on the condensed consolidated balance sheets.
Entertainment services
In February 2026, the Company has engaged entertainment services for the Enhanced Games for a total of $1,100,000. As of March 31, 2026, $550,000 in entertainment deposits have been invoiced, paid, and are included within deposit assets, current, on the Company’s condensed consolidated balance sheets.
Event space and accommodations
During 2025, the Company has entered into a binding agreement for event space, accommodations, and related services for an event scheduled in May 2026 of the Company’s anticipated Enhanced Games. Under the terms of the agreement, the Company has paid non-refundable deposits of $145,000 and $442,000 as of December 31, 2025 and paid an additional deposit of approximately $587,000 on February 10, 2026. The total deposit commitment is $1,174,000. The agreement also includes a minimum food and beverage spend of $100,000 and performance obligations related to a contracted room block, with potential liquidated damages if the minimums are not met. These commitments are non-cancellable with the exception of certain circumstances such as termination for default. As of March 31, 2026, the Company’s obligations incurred and paid to date have been included within deposit assets, current, on the condensed consolidated balance sheets.
Portable track
During 2025, the Company entered into a contract for a portable six lane track system with a total commitment of approximately $1,942,000. The Company has been invoiced $971,000, all of which has been paid as of March 31, 2026. As of March 31, 2026, the Company’s invoiced amounts pertaining to this contract have been included within deposit assets, long term. The portable track is reusable will be transferred to equipment when it is received and placed in service.
Staging and lighting
During 2026, the Company entered into rental contracts for staging and lighting services with a total commitment of $2,290,000. All amounts that have been invoiced are included within deposit assets, current, with outstanding balances of $450,000 within deposit liabilities on the Company’s condensed consolidated balance sheets as of March 31, 2026.
Other
Other deposit assets as of March 31, 2026, include deposits of $296,000 for LED screens and other rental related deposits ($165,000) for the Enhanced Games as well as $154,000 for inventory related to the launch of the Company's supplement product line, totaling $615,000.

10. Related parties
Working Capital Note
In order to access additional capital prior to the Enhanced Games, on March 18, 2026, Enhanced entered into a Working Capital Note with Apeiron Investment Group (“Apeiron”) for a line of credit commitment up to $20.0 million. The terms of the Working Capital Note provide for an applicable interest rate of 5.0% per annum and a maturity date of September 18, 2027. The Working Capital Note also provides for mandatory prepayment of amounts outstanding under the Working Capital Note upon Closing if (a) the Business Combination has been consummated and (b) if after A Paradise shareholder redemptions and the payment of transaction expenses, the amount remaining in the Trust Account exceeds $20.0 million; provided that such mandatory prepayment shall in no event exceed the amount by which such funds that remain in the Trust Account exceed $20.0 million. The Working Capital Note also provides that, in consideration for the commitment thereunder, the lock-up restrictions applicable to Apeiron and its affiliates under the Transaction Support Agreement shall, in the event Apeiron or its applicable affiliates has entered into any pledge, hedge, swap or other arrangement that transfers to another, or disposes of (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)), any of the interests (including economic consequences of ownership) with respect to any shares of Enhanced Group, cease to apply to such shares. As of March 31, 2026, no amounts have been drawn upon. In April 2026, the Company drew $10 million.
Simple Agreements for Future Equity Liabilities
The SAFEs issued to Apeiron were issued on the same terms as those issued to unrelated third-party investors in the same private placement. As of March 31, 2026, the SAFEs remain outstanding and have not yet been converted into equity.

11. Subsequent Events
In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed financial statements are issued, the Company has evaluated all events or transactions that occurred up to May 8, 2026, the date the financial statements were available to issue and has identified the following material subsequent events requiring disclosure.
Consummation of the Business Combination
On May 1, 2026, A Paradise convened its extraordinary general meeting of shareholders (the "Extraordinary General Meeting"), at which shareholders approved the Business Combination Proposal.
On May 7, 2026, the Business Combination was consummated. In connection with the closing, A Paradise domesticated as a Texas corporation and changed its name to Enhanced Group Inc.
Net proceeds to be received by the Company upon consummation of the Business Combination, after giving effect to 19,611,370 shares tendered for redemption, are approximately $3 million. As the net proceeds are insufficient to absorb the full $7.3 million of deferred offering costs recorded as of March 31, 2026, the excess of approximately $4.3 million will be recognized as an expense in the condensed consolidated statement of operations in the second quarter of 2026, the period in which the Business Combination was consummated.
Upon consummation of the Business Combination, all outstanding Enhanced Ltd equity interests, including preferred shares, common shares, SAFEs, and stock options, were converted or exchanged into shares of, or rights to acquire shares of, Enhanced Group Inc. Class A or Class B common stock in accordance with the terms of the Business Combination Agreement and the applicable Exchange Ratio. Upon consummation, the Company also committed to issue approximately $5.3 million in top up equity-based awards to certain employees and non-employees in 2026.
The Class A common stock of Enhanced Group Inc. will begin trading on the New York Stock Exchange ("NYSE") under the ticker symbol "ENHA" on May 8, 2026.
Working Capital Note
In April 2026, the Company drew $10 million under the Working Capital Note with Apeiron. See Note 11 - Related Party Transactions for further details regarding the Working Capital Note.